FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of September 30, 2004 (the “Effective Date”) by and among Park-Ohio Industries, Inc., an Ohio corporation (the “Company”), the other Loan Parties (as defined in the Credit Agreement (as defined below)), the Lenders (as defined in the Credit Agreement), and Bank One, NA, a national banking association (the “Agent”).

WHEREAS, the Company, the other Loan Parties, the Lenders, and the Agent entered into a certain Amended and Restated Credit Agreement dated as of November 5, 2003 (as may from time to time be amended, restated, modified, or supplemented, the “Credit Agreement”);

WHEREAS, the Company, the other Loan Parties, the Lenders, and the Agent have agreed to amend the Credit Agreement as set forth herein; and

WHEREAS, the defined terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement;

NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the parties hereby agree as follows:

1. Amendment to Article I — Revised Definition. The definition “Aggregate Commitment” in Article I of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Aggregate Commitment” means the amount of $185,000,000, as reduced from time to time pursuant to the terms hereof.

2. Amendment to the Commitment Schedule. The Commitment Schedule attached to the Credit Agreement is hereby deleted in its entirety and replaced with the form attached hereto and marked “First Amended Commitment Schedule”.

3. Amendment to Section 6.1(d). Section 6.1(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(d) as soon as available, but in any event not more than 30 days prior to the end of each Fiscal Year, but prior to the end of such Fiscal Year, a draft copy on a business unit basis of the plan and forecast of the Domestic Borrower and its Subsidiaries of the next Fiscal Year on an annual basis and, not more than 90 days after the end of the Fiscal Year, a final copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Domestic Borrower and its Subsidiaries for each Fiscal Quarter of the next Fiscal Year (the “Projections”) in form reasonably satisfactory to the Agent;

4. General Terms. This Amendment shall be effective as of the Effective Date. Except as specifically amended herein, directly or by reference, all of the terms and conditions set forth in the Credit Agreement are confirmed and ratified, and shall remain as originally written. This Amendment shall be construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws. The Credit Agreement and all other Loan Documents shall remain in full force and effect in all respects as if the unpaid balance of the principal outstanding, together with interest accrued thereon, had originally been payable and secured as provided for therein, as amended from time to time and as modified by this Amendment. Nothing herein shall affect or impair any rights and powers which the Company, any Loan Party, any Lender or the Agent may have under the Credit Agreement and any and all other Loan Documents.

5. No Effect. The parties hereto agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced by the Credit Agreement and/or any other instruments evidencing, securing or related to the Obligations.

6. Consideration. As consideration for this Amendment, the Company shall pay to the Agent, for the benefit of the Lenders, an amendment fee in the amount of $50,000. The Company hereby further agrees to reimburse the Agent for any and all out-of-pocket costs, fees and expenses incurred in connection with this Amendment, including, without limitation, attorneys’ fees; provided, however, that the Company shall not be obligated to reimburse the Agent for attorneys’ fees in excess of $2,500.

7. Counterparts. This Amendment may be executed in counterparts and all such counterparts shall constitute one agreement binding on all the parties, notwithstanding that the parties are not signatories to the same counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company, the other Loan Parties, the Lenders and the Agent have executed this Agreement as of the date first above written.

DOMESTIC BORROWER:

PARK-OHIO INDUSTRIES, INC.

By: Robert D. Vilsack
Name: Robert D. Vilsack
Title: VP & Secretary

CANADIAN BORROWER:

RB&W CORPORATION OF CANADA

By: Robert D. Vilsack
Name: Robert D. Vilsack

Title: VP & Secretary

UK BORROWERS:

AJAX TOCCO INTERNATIONAL
LIMITED

By: Robert D. Vilsack

Name: Robert D. Vilsack
Title: VP & Secretary

By:

Name:
Title:

INTEGRATED LOGISTICS SOLUTIONS LIMITED

By: Robert D. Vilsack

Name: Robert D. Vilsack
Title: VP & Secretary

By:

Name:

Title:

DOMESTIC SUBSIDIARIES:

THE AJAX MANUFACTURING COMPANY	PARK AVENUE TRAVEL LTD.

AJAX TOCCO MAGNETHERMIC CORPORATION	PARK-OHIO FORGED & MACHINED PRODUCTS LLC

ATBD, INC.	PARK-OHIO PRODUCTS, INC.

BLUE FALCON FORGE, INC.	PHARMACEUTICAL LOGISTICS INC.

BLUE FALCON TRAVEL, INC.	PHARMACY WHOLESALE LOGISTICS, INC.

THE CLANCY BING COMPANY	PMC INDUSTRIES CORP.

CONTROL TRANSFORMER, INC.	PMC-COLINET, INC.

DONEGAL BAY LTD.	P-O REALTY LLC

FECO, INC.	POVI L.L.C.

FORGING PARTS & MACHINING COMPANY	PRECISION MACHINING CONNECTION LLC

GATEWAY INDUSTRIAL SUPPLY LLC	RB&W LTD.

GENERAL ALUMINUM MFG. COMPANY LLC	RB&W MANUFACTURING LLC

ILS TECHNOLOGY LLC	RED BIRD, INC.

INTEGRATED HOLDING COMPANY	SOUTHWEST STEEL PROCESSING LLC

INTEGRATED LOGISTICS HOLDING COMPANY	SUMMERSPACE, INC.

INTEGRATED LOGISTICS SOLUTIONS, INC.	TOCCO, INC.

INTEGRATED LOGISTICS SOLUTIONS LLC	TRICKERATION, INC.

LALLEGRO, INC.	WB&R ACQUISITION COMPANY, INC.

LEWIS & PARK SCREW & BOLT COMPANY

By: Robert D. Vilsack
Name: Robert D. Vilsack

Title: VP & Secretary

CANADIAN SUBSIDIARIES:

AJAX TOCCO MAGNETHERMIC CANADA LIMITED

By: Robert D. Vilsack
Name: Robert D. Vilsack
Title: VP & Secretary

INTEGRATED LOGISTICS COMPANY OF CANADA

By: Robert D. Vilsack
Name: Robert D. Vilsack
Title: VP & Secretary

RB&W LOGISTICS CANADA, INC. / LOGISTIQUE RB&W CANADA, INC.

By: Robert D. Vilsack
Name: Robert D. Vilsack
Title: VP & Secretary

LENDERS:

BANK ONE, NA
Individually, as the Agent, a Lender,
and LC Issuer

By: Linda Skinner
Name: Linda Skinner
Title: Director

KEYBANK NATIONAL ASSOCIATION
as Syndication Agent

By: David J. Waugh
Name: David J. Waugh
Title: Assistant Vice President

CITIZENS BANK OF PENNSYLVANIA
as a Lender

By: Paul A. Rebholz
Name: Paul A. Rebholz
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION
as a Lender

By: Michael D. Shover
Name: Michael D. Shover
Title: AVP

PNC BUSINESS CREDIT
as a Lender

By: Douglas A. Hoffman
Name: Douglas A. Hoffman
Title: Vice President

HARRIS TRUST & SAVINGS BANK
as a Lender

By: Thomas G. Karle
Name: Thomas G. Karle
Title: Vice President

FIFTH THIRD BANK
as a Lender

By: R.C. Lanctot
Name: Roy C. Lanctot
Title: Vice President

THE PROVIDENT BANK
as a Lender

By: Paul R. Schubert
Name: Paul R. Schubert

Title: Vice President

FIRST AMENDED COMMITMENT SCHEDULE

Lender	Domestic	Commitment	UK Sub-	Canadian
	Commitment	Percentage	Commitment	Sub-
			Of UK	Commitment
			Lenders*	of Canadian
				Lenders*
Bank One, NA	$35,037,872	18.93939%	10,000,000	12,000,000
KeyBank National
Association	$35,037,872	18.93939%
U.S. Bank National
Association	$28,030,312	15.15152%
Citizens Bank of
Pennsylvania	$22,424,239	12.12121%
PNC Business Credit	$22,424,239	12.12121%
Harris Trust & Savings
Bank	$16,818,165	9.09090%
Fifth Third Bank	$16,818,165	9.09090%
The Provident Bank	$8,409,083	4.54545%
Aggregate	$185,000,000	100%	$10,000,000	$12,000,000
Commitment

*The UK Sub-Commitment and Canadian Sub-Commitment are Sub-Commitments of the Domestic Commitment and not separate Commitments.